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                                                                   Exhibit 5
                                                                   ---------

                         NUTTER, McCLENNEN & FISH, LLP

                               ATTORNEYS AT LAW

                            ONE INTERNATIONAL PLACE
                       BOSTON, MASSACHUSETTS  02110-2699

           TELEPHONE: 617-439-2000          FACSIMILE: 617-973-9748

CAPE COD OFFICE                                             DIRECT DIAL NUMBER
HYANNIS, MASSACHUSETTS


                                 June 8, 2000


Nabi
5800 Park of Commerce Boulevard, N.W.
Boca Raton, FL  33487

Gentlemen/Ladies:

         Reference is made to the registration statement on Form S-8 (the "Registration Statement") which Nabi (the "Company") is filing concurrently herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 2,196,922 shares of the Company's common stock, $0.10 par value per share (the "Common Stock"), consisting of 1,696,922 which are issuable pursuant to the Nabi 2000 Employee Stock Plan (the "Equity Plan"), and 500,000 which are issuable pursuant to the Nabi 2000 Employee Stock Purchase Plan (the "Stock Purchase Plan" and together with the Equity Plan, the "Plans"), and an indeterminate number of shares of such Common Stock which may be issued or become issuable under the Plans by reason of stock dividends, stock splits or other recapitalizations executed hereafter.

         We have acted as legal counsel for the Company in connection with the creation of the Plans, are familiar with the Company's Amended and Restated Certificate of Incorporation and By-laws, both as amended to date (collectively, the "Organizational Documents"), and have examined such other documents as we deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that:

         1. When issued and paid for in compliance with the terms of the applicable Plan, the Organizational Documents and the Delaware General Corporation Law, the 2,196,922 shares of Common Stock referred to above will be duly and validly issued, fully paid and non-assessable; and

         2. The additional shares of Common Stock which may become issuable under the Plans by reason of stock dividends, stock splits or other recapitalizations hereafter executed, if and when issued in accordance with the terms of the applicable Plan and upon compliance with the applicable provisions of law and of the Organizational Documents, will be duly and validly issued, fully paid and non-assessable.

     We understand that this opinion letter is to be used in connection with the Registration Statement and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement and of any amendments thereto. It is understood that this opinion letter is to be used in connection with the offer and sale of the aforesaid shares only while the Registration Statement, as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act, is effective under the Securities Act.

                             Very truly yours,



                             Nutter, McClennen & Fish, LLP

NCH/CA